UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
April 2, 2014
Date of Report (Date of Earliest Event Reported)
CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court
San Jose, California 95134

(Address of principal executive offices and zip code)
(408) 943-2600
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On April 2, 2014, Cypress Semiconductor Corporation (the “Company”) issued a press release announcing its updated guidance for the three months ended March 30, 2014. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing made by the Company with the U.S. Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 5.02 Departure of Directors or Certain Officers
On April 2, 2014, we issued a press release announcing the retirement of Brad Buss, our Executive Vice President and Chief Financial Officer. Mr. Buss will remain EVP and CFO through June 1, 2014, after which Thad Trent, currently Vice President of Finance, will assume the role of EVP and CFO. Mr. Buss will continue on a part-time basis, assisting in the transition through September 1, 2014, after which he will become a non-employee advisor to the Board and the CEO through April 30, 2015. The press release announcing Mr. Buss' retirement and Mr. Trent's appointment as our new Executive Vice President and Chief Financial Officer is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits.
The following exhibit is furnished with this Current Report on Form 8-K:

99.1	Press Release dated as of April 2, 2014, entitled "Cypress Announces Retirement of CFO Brad Buss and Updates Q114 Revenue Guidance."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CYPRESS SEMICONDUCTOR CORPORATION

Date: April 2, 2014	By: /s/ Brad W. Buss________________________
Brad W. Buss
Chief Financial Officer, Executive Vice President,
Finance and Administration

INDEX TO EXHIBIT

Exhibit	Description
99.1	Press Release dated as of April 2, 2014, entitled "Cypress Announces Retirement of CFO Brad Buss and Updates Q114 Revenue Guidance."